EXHIBIT 99.1

eBay Inc.
Guidance Summary
(U.S. Dollars in Millions, Except Per Share Amounts)

	Three months ending June 30, 2003

	GAAP	Adjustments			Pro Forma

Net revenue	$500	—			$500
Operating margin	27%	4%	(a	)	31%
Diluted EPS	$0.30	$0.03	(b	)	$0.33

	Three months ending September 30, 2003

	GAAP	Adjustments			Pro Forma

Net revenue	$510	—			$510
Operating margin	28%	3%	(a	)	31%
Diluted EPS	$0.30	$0.03	(b	)	$0.33

	Three months ending December 31, 2003

	GAAP	Adjustments			Pro Forma

Net revenue	$564	—			$564
Operating margin	30%	2%	(a	)	32%
Diluted EPS	$0.35	$0.04	(b	)	$0.39

(a)	Pro forma guidance reflects estimated adjustments for amortization of acquired intangible assets of approximately $12 million, payroll taxes on employee stock options of approximately $4 million, stock based compensation of approximately $1million, and other adjustments estimated to result in an operating margin adjustment of 4% for the three months ending June 30, 2003, 3% for the three months ending September 30, 2003, and 2% for the three months ending December 31, 2003.

(b)	Net of tax, the above pro forma items resulted in a $0.03 per diluted share adjustment for the three months ending June 30, 2003 and September 30, 2003 and a $0.04 per diluted share adjustment for the three months ending December 31, 2003.